Exhibit 23.1

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

September 18, 2012

Approach Resources Inc.

One Ridgmar Centre

6500 West Freeway, Suite 800

Fort Worth, Texas 76116

Ladies and Gentlemen:

We consent to the use of the name DeGolyer and MacNaughton and to the inclusion of our third-party letter report dated July 6, 2012, containing our opinion on the proved reserves attributable to certain properties owned by Approach Resources Inc. (Approach) as of June 30, 2012, in the Form 8-K to be filed on or about September 18, 2012, including any amendments thereto.

We hereby further consent to the incorporation by reference in Registration Statement (No. 333-174318) on Form S-3, Registration Statement (No. 333-148951) on Form S-8 and Registration Statement (No. 333-183069) on Form S-8 of Approach of the name DeGolyer and MacNaughton and such letter report with respect to the oil and gas reserves of Approach.

Very truly yours,

/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716